Exhibit 99.1

Media Contact: Dana Stelsel Director, Communications (765) 771-5766 dana.stelsel@wabashnational.com

Investor Relations:

Ryan Reed

Director, Corporate Development & Investor Relations

(765) 490-5664

ryan.reed@wabashnational.com

Wabash National Announces Closing of New Issuance of Senior Notes &

Amendment to Revolving Credit Facility

LAFAYETTE, Ind. – Oct. 6, 2021 – Wabash National Corporation (NYSE:WNC) today announced that it has successfully closed its previously announced offering of $400 million aggregate principal amount of senior unsecured notes due 2028 (the “Senior Notes”) and an amendment to its revolving credit facility. The new Senior Notes carry a coupon of 4.50% per annum and were sold at par. In addition to closing of the offering of the Senior Notes, Wabash National amended its existing revolving credit facility increasing the facility size by $50 million to $225 million. These transactions fortify Wabash National’s balance sheet with attractively priced, patient capital and represent another important step in the company’s transformative One Wabash approach to leveraging it’s first to final mile portfolio of equipment for organic growth.

Wabash National intends to use the net proceeds of the Notes offering and a portion of the increased capacity under the revolving credit facility to fund the redemption in full of its outstanding borrowings under its 5.50% Senior Notes due 2025 and to repay in full the outstanding borrowings under its Term Loan Credit Agreement due 2027 as well as pay all related fees and expenses.

“As Wabash has narrowed its strategic focus to being an innovation leader in the transportation, distribution and logistics industries, we have accelerated our opportunity for targeted growth including increasing our percentage of recurrent revenue in the business. Our exciting outlook is underpinned by a strong capital structure that allows us to invest in our business at all points of the transportation cycle, while also maintaining our dividend and evaluating opportunities for share repurchase and corporate growth,” said Mike Pettit, chief financial officer. “With unique opportunities to invest in capital projects with strong rates of return, these refinancing activities improve our potential to create value by further reducing our cost of capital.”

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About Wabash National Corporation

As the innovation leader of engineered solutions for the transportation, logistics and distribution industries, Wabash National Corporation (NYSE:WNC) is Changing How the World Reaches You™. Headquartered in Lafayette, Indiana, the company’s mission is to enable customers to succeed with breakthrough ideas and solutions that help them move everything from first to final mile. Wabash

National designs and manufactures a diverse range of products, including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade equipment. Its innovative products are sold under the following brand names: Wabash National®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Senior Notes, revolving credit facility and Term Loan Credit Agreement. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include a continued or prolonged shutdown or reduction of our operations, substantially reduced customer orders or sales volumes and supply disruptions due to the coronavirus (COVID-19) outbreak, the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.